TO BE EFFECTIVE MARCH 1, 2002

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                          STRONG MUNICIPAL FUNDS, INC.

         The undersigned Assistant Secretary of the Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that, in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock of the Strong Municipal Advantage Fund as the Strong Municipal Ultra Short Fund, as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                            SERIES        AUTHORIZED NUMBER
                                                                  OF SHARES

Strong Intermediate Municipal Bond Fund          Investor         Indefinite
Strong Municipal Ultra Short Fund                Investor         Indefinite
                                                 Advisor
                                                 Institutional
Strong Municipal Money Market Fund               Investor         Indefinite
Strong Short-Term High Yield Municipal Fund      Investor         Indefinite
Strong Tax-Free Money Fund                       Investor         Indefinite
Strong Wisconsin Tax-Free Fund                   Investor         Indefinite "'
                                                 Advisor

         This Amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation on February 1, 2002, in accordance with
Section 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 4th day of February, 2002.

                                          STRONG MUNICIPAL FUNDS, INC.

                                           By:  /S/GILBERT L. SOUTHWELL III
                                                Gilbert L. Southwell III,
                                                Assistant Secretary
This instrument was drafted by

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, WI  53051